UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

THERMADYNE HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13023	74-2482571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri	63017
(Address of Principal Executive Offices)	(Zip Code)

(636) 728-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2011, the Company announced that Jeffrey S. Kulka, 54, was appointed by the Company to serve as its Executive Vice President and Chief Financial Officer, effective as of such date.

From November 2009 to July 2011, Mr. Kulka served as Senior Vice President and Chief Financial Officer of Harlan Laboratories, Inc., a private equity backed, $400 million global provider of preclinical research tools and services to the pharmaceutical, biotechnology, agrochemical, industrial chemical and food industries. From 2000 to September 2008, he served as Senior Vice President, Chief Financial Officer and Treasurer of Aearo Technologies Inc., a manufacturer of personal protection and energy absorbing products. Prior to joining Aearo in 1997, he spent 10 years with Augat Inc., a manufacturer of electrical connectors and automotive battery cable and wiring, in a variety of assignments in domestic and international settings.

Mr. Kulka owns less than one percent of the outstanding equity of IPC/Razor LLC, a holding company and affiliate of Irving Place Capital, which owns approximately 99% of the outstanding capital stock of the Company’s parent company, Thermadyne Technologies Holdings, Inc. Mr. Kulka disclaims beneficial ownership of the shares of Thermadyne Technologies Holdings, Inc. that are owned by IPC/Razor LLC, except to the extent of his pecuniary interest therein.

In connection with his appointment as the Company’s Executive Vice President and Chief Financial Officer, Mr. Kulka and the Company entered into an Executive Employment Agreement dated as of October 24, 2011 (the “Employment Agreement”). Under the Employment Agreement, Mr. Kulka’s base salary will be $325,000 per year. Mr. Kulka will be eligible for an annual incentive bonus opportunity at a target of 40% of his current base salary and will also be entitled to receive annual long-term incentive awards consistent with his position and other similarly situated Company executives.

In the event that the Employment Agreement is terminated by the Company without cause or by Mr. Kulka as a result of a Constructive Termination (as defined below), Mr. Kulka is entitled to receive (i) his then current base salary for 12 months, (ii) a pro rata portion of the annual incentive bonus that he would have otherwise been entitled to receive for the year during which the Employment Agreement was terminated, and (iii) continued health benefits for one year from the termination date. “Constructive Termination” is defined in the Employment Agreement to include, among other items, one or more of the following events: (i) any failure of the Company to comply with any of the material provisions of the Employment Agreement; (ii) any material reduction in base compensation or duties; or (iii) any termination of employment other than due to Mr. Kulka’s death or disability or for Cause (as defined in the Employment Agreement).

Subject to certain limitations set forth in the Employment Agreement, Mr. Kulka has agreed, for a period of one year from the termination of the Employment Agreement, not to compete with the Company or solicit Company employees or customers.

The Employment Agreement is filed herewith as Exhibit 10.1. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

The Company issued a press release on October 24, 2011 announcing the appointment of Mr. Kulka as the Company’s Executive Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Executive Employment Agreement between the Company and Jeffrey S. Kulka, dated as of October 24, 2011.

99.1	Press Release announcing the appointment of Jeffrey S. Kulka as the Company’s Executive Vice President and Chief Financial Officer.

*            *             *

The statements in this Current Report that relate to future plans, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, including statements regarding our future prospects. These statements may be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions that relate to future events and occurrences. Actual results could differ materially due to a variety of factors and the other risks described in this Current Report and the other documents we file from time to time with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those expressed or implied in such statements include, but are not limited to, the following: (a) the impact of uncertain global economic conditions on our business and those of our customers, (b) the cost and availability of raw materials, (c) operational and financial developments and restrictions affecting our international sales and operations, (d) the impact of currency fluctuations, exchange controls, and devaluations, (e) consolidation within our customer base and the resulting increased concentration of our sales, (f) actions taken by our competitors that affect our ability to retain our customers, (g) the effectiveness of our cost reduction initiatives in our continuous improvement program, (h) our ability to meet customer needs by introducing new and enhanced products, (i) our ability to adequately enforce or protect our intellectual property rights, (j) the detrimental cash flow impact of increasing interest rates and our ability to comply with financial covenants in our debt instruments, (k) disruptions in the credit markets, (l) our relationships with our employees and our ability to retain and attract qualified personnel, (m) liabilities arising from litigation, including product liability risks, and (n) the costs of compliance with and liabilities arising under environmental laws and regulations. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof and are not guarantees of performance or results. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or that reflect the occurrence of unanticipated events. For a discussion of factors that may affect future results see “Risk Factors” included in our Registration Statement on Form S-4 originally filed with the SEC on April 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMADYNE HOLDINGS CORPORATION

Date: October 28, 2011	By:	/s/ Martin Quinn
	Name:	Martin Quinn
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement between the Company and Jeffrey S. Kulka, dated as of October 24, 2011.

99.1	Press Release announcing the appointment of Jeffrey S. Kulka as the Company’s Executive Vice President and Chief Financial Officer.